FIRST AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT

         THIS FIRST AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT (the "Amendment"), dated as of October 26, 2004, by and between CAMINOSOFT CORP., a California corporation (the "Company"), and FUSION CAPITAL FUND II, LLC (the "Buyer"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Common Stock Purchase Agreement.

         WHEREAS, the parties hereto are parties to a Common Stock Purchase Agreement dated as of September 16, 2004 (the "Common Stock Purchase Agreement") pursuant to which the Buyer has agreed to purchase, and the Company has agreed to sell up to $6,000,000 of the Common Stock;

         WHEREAS,  the  parties  desire  to  amend  the  Common  Stock  Purchase
Agreement;

         NOW, THEREFORE, in consideration of the agreements, covenants and considerations contained herein, the parties hereto agree as follows:

      1. AMENDMENTS. In Section 4(f) subsection (iii) of the Common Stock Purchase Agreement the reference to November 30, 2004 shall be changed to January 31, 2005.

      2. EFFECT OF AMENDMENT/INCORPORATION OF CERTAIN PROVISIONS. Except as amended as set forth above, the Common Stock Purchase Agreement shall continue in full force and effect. The provisions set forth in
            Section 11 of the Common Stock Purchase Agreement are hereby incorporated by reference into this Amendment.

                                    * * * * *
IN WITNESS WHEREOF, the Buyer and the Company have caused this First Amendment to Common Stock Purchase Agreement to be duly executed as of the date first written above.

                                              THE COMPANY:

                                              CAMINOSOFT CORP.

                                              By:______________________
                                              Name:
                                              Title:

                                              BUYER:

                                              FUSION CAPITAL FUND II, LLC
                                              BY: FUSION CAPITAL PARTNERS, LLC
                                              BY: SGM HOLDINGS CORP.

                                              By:_______________________
                                              Name: Steven G. Martin
                                              Title: President